UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2012
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 SEITEL, INC.
(Exact name of Registrant as Specified in its Charter)
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Delaware (State or Other Jurisdiction of Incorporation)	001-10165 (Commission File Number)	76-0025431 (IRS Employer Identification No.)
10811 S. Westview Circle Drive
Building C, Suite 100
Houston, Texas 77043
(Address of Principal Executive Offices)
(713) 881-8900
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2012 Non-Qualified Stock Option Plan
On May 1, 2012, the board of directors (the “Board”) of Seitel Holdings, Inc. (“Holdings”), the parent company of Seitel, Inc. (“Seitel”), adopted the Seitel Holdings, Inc. 2012 Non-Qualified Stock Option Plan (the “2012 Option Plan”) and the form of Seitel Holdings, Inc. Stock Option Agreement for the 2012 Plan for management employees and for employees (collectively, the “2012 Option Agreements”). As a subsidiary of Holdings, employees of Seitel may participate in the 2012 Option Plan.
The purpose of the 2012 Option Plan is to provide incentives to present and future employees of Holdings and its subsidiaries (each, a “Participant”) through the grant of Holdings common stock options. There are 45,196 shares of Holdings common stock available for option grants under the 2012 Option Plan. The 2012 Option Plan will be interpreted and administered by a committee of the Board of Holdings (the “Committee”). The 2012 Option Agreements provide for options to be vested in three different tranches; one tranche vests upon continued service and the other two tranches vest upon Holdings' meeting certain financial performance conditions as more fully described in Exhibits 10.2 and 10.3 attached hereto. The 2012 Option Agreements also provide for certain acceleration of vesting and cancellation of options under different circumstances, such as a change in control, death, disability and termination of service. The 2012 Option Agreement for Employees also includes confidentiality and protective covenants, including non-disclosure and non-competition. The 2012 Option Agreement for Management Employees looks to the Participant's employment agreement for these protective covenants.
The Committee may at any time suspend or terminate the 2012 Option Plan provided that it may not change any of the terms of a Participant's Option Agreement in a manner which would have a material adverse effect on the Participant without such Participant's consent. If a Participant is no longer employed by Holdings or one of its subsidiaries, the Participant's common stock acquired upon exercise of option, regardless of whether subject to restrictions or conditions or whether vested under the applicable terms of the 2012 Option Plan and 2012 Option Agreements, is subject to repurchase in accordance with the terms of Holdings Securities Holders Agreement. The Put Option described in the Holdings Securities Holders Agreement does not apply to the common stock acquired upon exercise of the options under the 2012 Option Plan.
Seitel's Compensation Committee made recommendations to the Committee, and on May 1, 2012, the Committee approved the grant of 43,500 non-qualified stock options under the 2012 Option Plan at a price of $258.37 per share to designated employees and to the following Seitel Named Executive Officers in the amounts set forth below:

Named Executive Officer	Title	Number of Options Granted
Robert D. Monson	President, Chief Executive Officer	9,000
Kevin P. Callaghan	Chief Operating Officer	6,800
Marcia H. Kendrick	Chief Financial Officer	4,500
Randall A. Sides	President, Seitel Data, Ltd.	4,500
David A. Richard	President, Olympic Seismic Ltd.	4,500

The foregoing description of the Seitel Holdings, Inc. 2012 Non-Qualified Stock Option Plan and the form of Seitel Holdings, Inc. Stock Option Agreements for the 2012 Plan does not purport to be complete and is qualified in its entirety by reference to Exhibits 10.1, 10.2, and 10.3, respectively, attached hereto and filed herewith.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits

The following exhibits are furnished with this report.

Exhibit No.	Description
10.1	Seitel Holdings, Inc. 2012 Non-Qualified Stock Option Plan, dated May 1, 2012
10.2	Form of Seitel Holdings, Inc. Stock Option Agreement for the 2012 Plan for Management Employees
10.3	Form of Seitel Holdings, Inc. Stock Option Agreement for the 2012 Plan for Employees

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEITEL, INC.
Date: May 7, 2012	By:	/s/ Robert D. Monson
Robert D. Monson
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Seitel Holdings, Inc. 2012 Non-Qualified Stock Option Plan, dated May 1, 2012
10.2	Form of Seitel Holdings, Inc. Stock Option Agreement for the 2012 Plan for Management Employees
10.3	Form of Seitel Holdings, Inc. Stock Option Agreement for the 2012 Plan for Employees